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Exhibit 10.13

LOAN AGREEMENT

        THIS LOAN AGREEMENT is entered into as of November 1, 2000, by and between Mukesh Bajaj, an individual residing at 6537 Aitken Drive, Oakland, CA 94611 ("Borrower"), and LECG Holding Company, LLC, a California limited liability company having its principal office at 2000 Powell Street, Suite 600, Emeryville, CA 94608 (the "Company"). Certain definitions are set forth in Section 4 below.

        In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.     LOAN

        1.1.    Loan

        On the date hereof, the Company will make a loan (the "Loan") to Borrower in the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), said Loan to be due and payable the earliest of the following events to occur: (i) a Sale of the Company; (ii) one year after the closing of the Company's first Public Offering; (iii) ten (10) years from the date hereof; or (iv) sixty (60) days after the date Borrower is no longer employed by any LECG Entity. The Loan shall be evidenced by a promissory note of Borrower (the "Note"), dated the date hereof and in substantially the form of Exhibit A attached hereto (the terms and provisions of which Note are incorporated herein by reference).

        1.2.    Use of Loan Proceeds

        The proceeds of the Loan shall be used only for the purchase of 249.133 Class A Preferred Units and 86,667 Common Units (the "Purchased Units") of the Company, pursuant to the terms of the Purchase Agreement.

        1.3.    Collateral

        As security for the full and timely payment and performance of this Agreement and the Secured Obligations, Borrower shall grant to the Company a first priority security interest in and lien on the Collateral. Concurrently with the execution and delivery of this Agreement, Borrower shall deliver to the Secretary of the Company ("Escrow Agent"):

    (a)
    joint escrow instructions in the form of Exhibit B attached hereto (the "Joint Escrow Instructions");

    (b)
    certificate(s) evidencing the Purchased Units, together with an assignment separate from certificate, executed by Borrower (with the date and number of Purchased Units left blank); and

    (c)
    all other evidence satisfactory to the Company that all actions that the Company deems necessary or advisable to establish, preserve and protect the first priority lien granted to the Company have been made and taken.

        The Escrow Agent shall hold such Purchased Units pursuant to the Joint Escrow Instructions, by which Escrow Agent shall be authorized to take all such actions and to effectuate all such transfers and/or releases of the Collateral as are in accordance with the terms of this Agreement. The Collateral shall be released from escrow upon full payment of the Secured Obligations.

2.     REPRESENTATIONS AND WARRANTIES OF BORROWER

        In order to induce the Company to enter into this Agreement and to make the Loan, Borrower hereby makes the following representations and warranties to the Company, which representations and warranties shall survive the execution and delivery hereof and of the Note.

        2.1.    Authority Relative to this Agreement; Non-Contravention

        Borrower has the legal capacity to enter into this Agreement. Neither the execution and delivery of this Agreement by Borrower, the consummation by Borrower of the transactions contemplated hereby nor compliance by Borrower with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Borrower is a party or by which he or any of his properties or assets is bound; (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Borrower, or (iii) require any filing with or notice to any court, government agency or other governmental authority; except in the case of clause (ii) or (iii), for violations, breaches, or defaults that would not in the aggregate have a material adverse effect on the financial condition of Borrower, and that shall not impair the effectiveness of the transactions contemplated hereby.

        2.2.    Binding Obligation

        This Agreement has been duly and validly executed and delivered by Borrower and constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of individuals or by general principles of equity.

        2.3.    Insolvency

        There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, pending or, to the knowledge of Borrower, threatened, against Borrower.

        2.4.    Litigation

        There is no action, order, writ, injunction, judgment or decree pending or outstanding or, to Borrower's knowledge, threatened, against Borrower with respect to or against or potentially affecting any of the transactions contemplated hereby, or which is reasonably likely to result in a material adverse effect on the financial condition of Borrower.

        2.5.    Taxes

        Borrower has filed all tax returns and reports required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct. Borrower has paid all taxes, assessments and other government charges imposed upon him or his income or properties, or upon any part thereof, other than those presently payable without penalty or interest.

3.     EVENTS OF DEFAULT AND REMEDIES

        3.1.    Events of Default

        The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder: (a) Borrower shall fail to pay, when due, any sum payable under the Note, and such failure shall continue for five (5) Business Days (as defined in Section 5.10) after written notice that such payment is past due; (b) any representation or warranty made by or on behalf of Borrower herein shall prove to have been incorrect or misleading or breached in any respect on or as of any date as of which made; (c) Borrower shall at any time fail to observe, satisfy or perform any of the covenants or agreements contained in this Agreement or the Note to be observed or performed on his part; or (d) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Borrower shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or (e) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Borrower in an involuntary case, or (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or substantially all of Borrower's properties.

        3.2.    Rights and Remedies of the Company

        Upon the occurrence of any Event of Default, the Company may, at its option, exercise any one or more of the following rights and remedies: (a) declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be accelerated, and to be immediately due and payable, whereupon the Note, all such accrued interest, and all such amounts shall become and be immediately due and payable; and (b) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Company under other provisions of this Agreement, under the Note or provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in California).

        3.3.    Sale of Collateral

        (a)   If at any time an Event of Default shall have occurred and be continuing, then, in addition to having the rights set forth in Section 3.2, the Company may, to the extent permitted by law:

          (i)    apply any cash held by it hereunder in the manner provided in Section 3.4; and

          (ii)     if there shall be no such cash or if the cash so applied shall be insufficient to pay in full the items specified in such Section 3.4, collect, receive, appropriate and realize upon the Purchased Units or any part thereof, and sell, assign, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in one or more portions, at public or private sale or at any broker's board, on any securities exchange or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as the Company may deem best, and the Company may (except as otherwise provided by law) be the purchaser of any or all of the Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind.

        (b)   In the event of a sale as aforesaid, the Company is authorized, at any such sale, if it deems it advisable so to do, to restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Pledged Stock, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as the Company may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale the Company shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Stock so sold.

        (c)   Borrower hereby acknowledges that, notwithstanding that a higher price might be obtained for the Pledged Stock at a public sale than at a private sale or sales, the making of a public sale of the Pledged Stock is subject to registration requirements under federal and state securities laws and similar other legal restrictions compliance with which would require such actions on the part of Borrower, would entail such expenses, and would subject the Company, any underwriter through whom the

Pledged Stock may be sold and any controlling person of any thereof to such liabilities, as would make a public sale of the Pledged Stock impractical. Accordingly, Borrower hereby agrees that private sales made by the Company in accordance with the provisions of this Section 3.3 may be at prices and on other terms less favorable to the seller than if the Pledged Stock were sold at public sale, and that the Company shall not have any obligation to take any steps in order to permit the Pledged Stock to be at a public sale, at a private sale being considered or deemed to be a sale in a commercially reasonable manner.

        (d)   Each purchaser at any such sale shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Borrower. Upon any sale of the Collateral by the Company hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Company or the agent thereof making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to such the Company or agent or be answerable in any way for the misapplication or nonapplication thereof. the Company shall give Borrower not less than ten (10) days written notice of their intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in case of sale at broker's board, on a securities exchange, or elsewhere, shall state the board, exchange or other location at which such sale is to be made and the day on which the Collateral, or that portion thereof so being sold, will first be offered for sale at such location, and such notice shall be deemed to be reasonable notification of such matters.

        (e)   Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as the Company may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in parts, as the Company may determine, provided, that, subject to considerations of commercial reasonableness, the Company shall give appropriate consideration to selling only so much of the Pledged Stock as may be necessary to satisfy the Secured Obligations and related costs as described in Section 3.4. The Company shall not be obligated to make any sale pursuant to any such notice. the Company may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Company until the selling price is paid by the purchaser thereof, but the Company shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

        (f)    Upon the occurrence of an Event of Default, the Company or its nominee may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer, or upon the exercise by the Issuer of any right, privilege or option pertaining to any such shares of the Pledged Stock, and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as they may determine. The foregoing sentence shall not constitute a waiver of any provision of any of the Loan Documents which would otherwise restrict the ability of the Issuer to enter into any transaction of merger, consolidation, reorganization, recapitalization or other readjustment.

        (g)   On any sale of the Collateral, the Company is hereby authorized to comply with any limitation or restriction in connection with such sale that they may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court.

        (h)   Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

        3.4.    Application of Proceeds

        The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral as aforesaid shall be applied as follows:

            (i)    First, to the payment of all costs and expenses of every kind incurred by the Company in connection therewith or incidental to the care, safekeeping or otherwise of any of the Collateral, including, without limitation, reasonable attorneys' fees and expenses;

            (ii)   Second, to the payment to the Company in satisfaction of the Secured Obligations in such order as the Company shall determine;

            (iii)  Third, to the payment of any other amounts required by applicable law; and

            (iv)  Fourth, to the payment of any surplus then remaining from such proceeds to Borrower, unless otherwise required by law or directed by a court of competent jurisdiction.

4.     DEFINITIONS

        "Bankruptcy Law" has the meaning specified in Section 3.1.

        "Buy-Sell Agreement" means the Buy-Sell Agreement among LECG Holding Company, LLC and the unitholders named therein dated as of the date hereof.

        "Class A Preferred Units" means any of the Company's Class A Preferred Units, having the rights and preferences set forth in the LLC Agreement.

        "Collateral" means (i) the Purchased Units; (ii) all cash, securities, interest, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and (iii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

        "Common Units" means any of the Company's Class A Preferred Units, having the rights and preferences set forth in the LLC Agreement.

        "Escrow Agent" has the meaning specified in Section 1.3.

        "Event of Default" has the meaning specified in Section 3.1.

        "LECG Entity" means each of the Company and any of its subsidiaries and their respective subsidiaries.

        "LLC Agreement" means the Limited Liability Company Agreement among LECG Holding Company, LLC and the unitholders named therein dated as of the date hereof.

        "Loan" has the meaning specified in Section 1.1.

        "Note" has the meaning specified in Section 1.1.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means any sale of the common equity securities of the Company (or a successor thereto) pursuant to a firm commitment underwritten public offering by a reputable underwriter of national stature and an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange

Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities as consideration for a merger or acquisition, and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees of the LLC or its Subsidiaries as part of an incentive or compensation plan.

        "Purchase Agreement" means the Purchase Agreement among LECG Holding Company, LLC and the purchasers named therein dated as of the date hereof.

        "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons, other than TCEP or an Affiliate of TCEP, in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or noncompliance) to elect a majority of the Company's Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's equity securities, securitytholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

        "Secured Obligations" means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration, by notice of prepayment or otherwise) of all obligations and liabilities of Borrower hereunder and under the Note, the Loan Agreement and each of the other Loan Documents and the due performance and compliance by Borrower with the terms hereof and thereof; and (ii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities referred to in clause (i) above after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral (as hereinafter defined), or of any exercise by the Company of its rights hereunder with respect thereto, together with reasonable attorneys' fees and court costs (all such obligations, liabilities, sums and expenses set forth in this Section 1 being herein collectively referred to as the "Secured Obligations").

        "Unitholder" has the meaning specified in the LLC Agreement.

5.     MISCELLANEOUS PROVISIONS

        5.1.    Voting Rights

        Unless and until an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Stock or any part thereof and the other Collateral; provided, however, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate (or cause or assist Borrower or any other obligor under the Loan Documents to violate) or be inconsistent with any of the terms of this Agreement or any other Loan Document or which would be reasonably likely to have the effect of impairing the rights, remedies, position or interests of the Company. All such rights of Borrower to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and all such rights and powers shall thereupon become vested in the Company, who shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. In such case, Borrower shall execute and deliver all such proxies, powers of attorney and other instruments as the Company may reasonably request to enable the Company to exercise such rights and powers.

        5.2.    Appointment of Agents

        The Company shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates representing the Pledged Stock, which may be held (in the discretion of the Company) in the name of Borrower, endorsed or assigned in blank or in favor of the Company or any nominee or nominees of the Company or an agent appointed by the Company.

        5.3.    Additional Actions and Documents

        Borrower shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the Company may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement and the Note, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

        5.4.    Notices

        All notices, demands, requests, or other communications provided for herein or in the Note shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile or hand delivery, addressed as follows:

      (a)
      If to Borrower, at the address set forth above.

      (b)
      If to the Company:

        LECG Holding Company, LLC
        2000 Powell Street, Suite 600
        Emeryville, CA 94608
        Attn: Chairman

      with a copy (which shall not constitute notice) to:

        Folger Levin & Kahn, LLP
        1900 Avenue of the Stars, 28th Floor
        Los Angeles, CA 90067
        Attention: Carol Kerr

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        5.5.    Severability

        If fulfillment of any provision of this Agreement or the Note or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement or the Note operates or would operate prospectively to invalidate this Agreement or the Note, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of this Agreement or the Note shall remain operative and in full force and effect.

        5.6.    Survival

        It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties, and indemnities made by Borrower in this Agreement and the Note shall survive the execution and delivery thereof and the making of all advances and extensions of credit thereunder.

        5.7.    Waivers

        No waiver by the Company of, or consent by the Company to, a variation from the requirements of any provision of this Agreement or the Note shall be effective unless made in a written instrument duly executed on behalf of the Company by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

        5.8.    Rights Cumulative

        The rights and remedies of the Company described in this Agreement and the Note are cumulative and not exclusive of any other rights or remedies which the Company or the then holder of the Note otherwise would have at law or in equity or otherwise. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances.

        5.9.    Entire Agreement; Modification; Benefit

        This Agreement, the exhibits hereto, and the Note constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the Note shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Company.

        5.10.    Termination

        This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to the Company under this Agreement and under the Note.

        5.11.    Governing Law

        This Agreement and the Note, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of California (excluding the choice of law rules thereof).

        5.12.    Payments

        If any payment or performance of the Note or of any of the other obligations under this Agreement becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension. For the purposes of this Agreement, "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

        5.13.    Execution

        To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

LECG HOLDING COMPANY, LLC
By:	/S/ DAVID J. TEECE David J. Teece Chairman of the Board
BORROWER
/S/ MUKESH BAJAJ Mukesh Bajaj

EXHIBIT A

PROMISSORY NOTE

SECURED NON-RECOURSE PROMISSORY NOTE

$250,000	November 1, 2000

        For value received, Mukesh Bajaj ("Borrower") promises to pay to the order of LECG Holding Company, LLC, a California limited liability company (the "Company"), at its offices in Emeryville, California, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $250,000, or so much thereof as may be outstanding from time to time.

        This Note is the Note referred to in that certain Loan Agreement, dated as of the date hereof, between the Company and Borrower (the "Loan Agreement") and evidences the Loan advanced by the Company to or for the benefit of Borrower under the Loan Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. Neither the reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal amount outstanding hereunder, together with interest accrued thereon, when due.

        The amounts due under this Note are secured solely by a pledge of up to (i) 249.133 Class A Preferred Units and (ii) 86,667 Common Units. This Note is nonrecourse to Borrower.

        This Note shall be paid in full upon the earliest of the following events to occur: (i) a Sale of the Company; (ii) one year after the closing of the Company's first Public Offering; (iii) sixty (60) days after the date Borrower is no longer employed by any LECG Entity; or (iv) October 31, 2010.

        Interest will accrue on the outstanding principal amount of this Note at a rate per annum (computed on the basis of a 360 day year and of the actual number of days elapsed) equal to 8.00%, compounded annually, (the "Base Rate"), provided that, should an Event of Default exist and be continuing for ten (10) Business Days, interest shall instead accrue on the outstanding principal balance of this Note from the date of such Event of Default at the rate of the Base Rate plus three percent (3%) per annum, compounded annually, until such Event of Default is cured or waived or all principal or interest under this Note is paid in full. All payments hereunder shall be made in lawful money of the United States of America without offset for any amounts owed by the Company to Borrower.

        The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to outstanding principal

        The Loan Agreement provides for the acceleration of all amounts due hereunder upon the occurrence of an Event of Default and for a discharge of all amounts due hereunder upon the occurrence of certain events specified therein.

        The Company may, upon the occurrence of any Event of Default hereunder, have resort to the Collateral given as security for this Note in any order, and may sell and dispose of such Collateral in the manner described in the Loan Agreement.

        The Maker promises to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or the enforcement by the Company of its rights hereunder or under the Loan Agreement or under any other instrument evidencing or securing the obligation represented by this Note or in the protection or realization of any collateral now or hereafter given as security for the repayment or performance hereof.

        No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor (which term shall include Borrower and all sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Note), and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor.

        No single or partial exercise by the Company of any right hereunder, under the Loan Agreement, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

        Whenever used herein, the words "Borrower" and "Company" and "Obligor" shall be deemed to include their respective successors and assigns.

        Borrower, or his successor and assigns, expressly agrees that this Note, or any payment hereunder, may be extended from time to time.

2

        This Note shall be governed by the internal laws, not the laws of conflicts, of the State of California.

/S/ MUKESH BAJAJ Mukesh Bajaj

3

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

September 29, 2000

Secretary

LECG Holding Company, LLC
2000 Powell Street, Suite 600
Emeryville, CA 94608

Dear Sir:

        As Escrow Agent for both LECG Holding Company, LLC, a California limited liability company (the "Company"), and the undersigned purchaser of Units of the Company (the "Borrower"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Loan Agreement (the "Loan Agreement") between the Company and the Borrower, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the instructions set forth in. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

        1.     At the closing of any sale pursuant to Section 3.3 of the Loan Agreement or pursuant the Repurchase Option set forth in the Buy-Sell Agreement, you are directed (a) to date the Assignment Separate from Certificate as necessary for the transfer in question, (b) to fill in the number and class of Units being transferred, and (c) to deliver the same, together with the certificate evidencing the Units to be transferred, to the Company and/or Unitholder(s), as the case may be, in accordance with the Loan Agreement and the Buy-Sell Agreement, against the simultaneous delivery to you of the purchase price (by check) for the number of Units being purchased pursuant to the exercise of the Repurchase Option.

        2.     In the event the Company or any Unitholder (other than Borrower) exercises the Repurchase Option with respect to the Purchased Units, the Company shall give to Borrower and you a written notice specifying the number and class of Units to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Borrower and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of the notice.

        3.     Borrower irrevocably authorizes the Company to deposit with you any certificates evidencing Purchased Units to be held by you hereunder and any additions and substitutions to the Purchased Units constituting Collateral. Borrower does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to the Collateral all documents necessary or appropriate to make such Collateral negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Borrower shall exercise all rights and privileges of a Unitholder of the Company while the Purchased Units are held by you.

        4.     Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        5.     You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any duly approved arbitrator or court of competent jurisdiction. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        6.     You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Loan Agreement or any documents or papers deposited or called for hereunder.

        7.     You shall not be liable for the outlawing of any rights under any applicable statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        8.     You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        9.     Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        10.   If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in finishing such instruments.

        11.   It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Collateral held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said Collateral until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a duly appointed arbitrator or court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        12.   At the option of either the Company or Borrower, any and all disputes or controversies arising from or respecting this agreement shall be decided by binding arbitration under the rules of the American Arbitration Association. The arbitration shall require one arbitrator. Arbitration shall take place in California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy. The arbitrator shall be able to decree any and all relief of an equitable nature and to award damages, with or without an accounting and costs. The decree of judgment of an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

        13.   Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given when delivered, if given by personal delivery: three (3) business days after the business day of deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid; one (1) business day after the business day of facsimile transmission, if a confirmation copy is sent via first class mail postage prepaid; or one (1) business day after the business day of deposit with Federal Express or similar overnight carrier, freight prepaid; in any such case addressed to each of the other parties thereunto entitled at the addresses indicated in the Company's records, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

        14.   By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Loan Agreement.

        15.   This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,
LECG HOLDING COMPANY, LLC
	By:	/S/ DAVID J. TEECE David J. Teece Chairman of the Board
BORROWER:
/S/ MUKESH BAJAJ Mukesh Bajaj
ESCROW AGENT:
/S/ J. GEOFFREY COLTON J. Geoffrey Colton
Secretary LECG Holding Company, Inc.

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  Exhibit 10.13
LOAN AGREEMENT
  EXHIBIT A
  EXHIBIT B